Exhibit 5.1

To:	January 4, 2021

B.O.S. Better Online Solutions Ltd.
20 Freiman Street

Rishon LeZion, 7535825

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd. (the “Company”) in connection with the registration of the offer and sale of up to 800,000 ordinary shares of the Company, with no par value (the “Shares”) and warrants (the “Warrants”) to purchase up to 720,000 Shares (the “Warrant Shares”) pursuant to the Company’s shelf Registration Statement on Form F-3 (File No. 333-249597) filed on October 22, 2020 and declared effective the Securities and Exchange Commission (the “Commission”) on November 2, 2020 (the “Registration Statement”).

The offering and sale of the Shares are being made pursuant to the Securities Purchase Agreements (each, a “Purchase Agreement”), dated as of December 30, 2020, by and among the Company and the purchaser identified in the signature pages thereto (the “Purchaser”).

We have examined copies of the Purchase Agreement, the Registration Statement, the base prospectus that forms a part thereof (the “Base Prospectus”) and the prospectus supplement thereto dated January 4, 2021 related to the offering of the Shares and Warrants filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). We have also examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photocopies or certified copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

We have assumed, in addition, that at the time of the execution and delivery of each Purchase Agreement such Purchase Agreement is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

Tel-Aviv: 45 Rothschild Blvd., Herzliya: 1 Abba Eban Blvd	Eric J. Gornitzky	(1921 – 1997)	* Member of the New York State Bar
Phone: +972-3-7109191 Fax: +972-3-5606555	Boaz Nahir	(1930 – 2006)
E-mail address: office@gornitzky.com P.O.B 29141 Tel-Aviv 6578403 Israel	Ariel Zelichov	(1955 – 2009)	** Member of the New York State Bar and Massachusetts Bar
	Dalia Ronen	(1956 – 2000)
Advocates&Notaries	Hagar Alon-Windman	(1978 – 2013)
www.gornitzky.com	Daphna Talgam	(1954 – 2015)	*** Solicitor in England & Wales
ESTABLISHED - 1938

Pinhas Rubin

Moriel Matalon

Jack Smith

Eyal Marom

Ofer Tzur

Itay Geffen

Eyal Raz

Erez Harel

Chaim Y. Friedland*

Lior Porat

Yaron Elhawi

Sharon Werker-Sagy

Elite Elkon

Eli Elya

Shlomo Cohen

Daniel Paserman(CPA)

Gil Grady (CPA)

Noam Ronen

Eli Cohen

Kfir Yadgar

Timor Belan

Avi D. Pelossof

Maya Sabari

Aviram Handel

Daniel Marcus

Shlomo Landress*

Yair Shiloni

Joseph D. Gross***

Harel Shaham

Nurit Traurik

Ari Fried**

Orly Tenennbaum

Idan Baki

Shiri Shani

Sagit Ohana-Livne

Avner Finkelshtein

Michael Ayalon

Tamar Cohen

Lior Relevy

Ofer Fleischer

Ziv Rotenberg

Adi Ben-Hur Efroni

Itai Itzkovich

Ronit Rozenstein-Barel

Shlomo Aviad Zider

Ori Yitzhak

Itzchak Lazar

Yiftach Farber

Adi Nahmias-Twina

Inbal Badner

Asaf Avtuvi

Yehonatan Raff

Uri Heller

Oded Uni

Nir Keidar

Assaf Harel

Hila Shimon

Ehud Katzenelson

Gila Ponte-Shlush***

Daniel Lasry

Yoad Cohavy

Maya Hoftman

Alon Peled

Shirin Gabbay-Metzger

Inbar Barak-Bilu (CPA)

Amnon Biss

Nuna Lerner

Dr. Assaf Prussak*

Saray Aharony (CPA)

Sarit Naaman Shaag

Itay Rubin

Shimon Moyal

Avi Meer*

Shahar Eisner

Daniel Skald (CPA)

Reut Oshaya Holzer

Sharon Zeitouni

Ilana Zibenberg

Marina Goldshtein

Anat Schnur Rabinovich

Ariel Zeewi

Nitsan Litwak

Lior Baran

Neta Peled

Joanna Yanowsky

Sagi Padureanu

Itamar Ben Yehuda

Lior Grinblat

Tal Sela

Carolyn Zeimer Vigodny

Elinor Lavie Vardi

Noga Haruvi

Yael Kleinman

Shani Sahar

Adi Haya Raban

Liron Gilor

Dana Suidman

Dan Fisher

Yechiel Zipori

Tom Alkalay

Shahar Oshri

Idan Zohar

Tamar Barchad (CPA)

Tsefi Feldman

Nir Knoll*

Natalie Dragot

Shani Weiss

Marina Portugalov

Maor Israeli

Moshe Sevi

Maayan Frankovich

Keren Ovadia

Yaad Gordon

Hagar Peleg

Smadar Ron

Noa Schweitzer Amar

Roni Sharon Aviram

Nofar Arad

Ayala Livni Shoham

Yehonatan Prussak

Elona Lerner

Maya Rechnitz

Michal Arbov

Zeev Bienenstock

Daniel Barlev

Maya Dvir

Alex Lazarovich

Alex Feldsher

Lior Sharabi

Netanel Kahana

Nir Moses (CPA)

Rafael Shafransky

Ksenya Zemsckov

Assaf Hasson

Karin Avichail

Asaf Alterman

Karin Blank

Netalee Aviv

Amir Tzemach

Liron Karass

Liron Koren

Shiran Knafo

Dalia Karzbrun (CPA)

Sharon Reingwirtz

Alon Shecheransky

Yaniv Chajmovic

Noa Even Sapir

Dafna Sidkiyahu

Avigail Labaton

Moran Ben Dayan (CPA)

Gil Palkovic Tiberg

Yarden Buhnik

Tomer Basson

Amit Ron

Inbal Ronel

Sharon Strauss

Ben Peleg

Shira Abergel-Hajaj

Astar Shechter

Anat Zehavi

Hana Atias

Laura Tal Hadar

Oren Meiri

Anat Primovich

Ran Shamia

Lilach Shamir (CPA)

Omer Razin

Nofar Batsri

Coral Ashkeloni

Inbar Nisim Katz

Shir Hershkovits

Hila Sabah

Inbar Boiangio

David Chester

Michal Lavi-Sneh

Netta Oyerbach

Koral Zellinger

Lee Cohen

Amit Perets

Gali Havkin

Yoel Lavie

Dr. Yehonatan Shiman

Adam Spiegel

Omer Goldenberg

Shai Czarni

Hila Ben Shabat

Tuval Levanon

Eli Shachar

Yehiam Schlesinger

Shaked Shani Korenianski

Yoav Glazner

Daniel Winer

Talia Haninkes

Daniella Weinrauch

Joshua Cohn

Asaf De Toledo

Orel Levy

Ofri Farkash

Shir Besser Rehani

Aryeh Goldman

Yael Heiman

Reut Zalmanovitz

Idan Yaron

Daniel Cohen

Eli Louz

Yelena Korshin

Zvi Ephrat, Senior Counsel

Shai Sharvit, Of-Counsel

Zvi Sohar, Of-Counsel

Rani M. Haj-Yachya, Of-Counsel

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of and in the manner contemplated by the Purchase Agreement and the Prospectus, will be validly issued, fully paid and non-assessable. In addition, the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and when issued and paid for pursuant to the terms of the Purchase Agreements and the Warrants, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 6-K filed on or about the date hereof.

Very truly yours,

/s/ Gornitzky & Co.
Gornitzky & Co.